                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported): May 18, 2000




                         UNITED STATES EXPLORATION, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

   Colorado                        1-13513                       84-1120323
----------------               ---------------               -------------------
(State or other                  (Commission                    (IRS Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)

                     1560 Broadway, Suite 1900
                         Denver, Colorado                               80202
           ------------------------------------------------           ----------
              (Address of principal executive office)                 (Zip Code)

        Registrant's telephone number, including area code (303) 863-3550
                                                           --------------


       (Former name or former address, if changed since last report): N/A

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On May 18, 2000, we completed the settlement of our obligations to our principal lender, ING (U.S.) Capital LLC. At March 31, 2000, we owed ING $31,250,000, plus accrued interest of approximately $2,222,500. These obligations were settled on May 18, 2000 for an aggregate payment of $17,000,000.

         We obtained the funds to effect the settlement from several sources. First, we sold our interests in 60 producing wells and associated undeveloped acreage in the Wattenburg field of Northeastern Colorado to HS Resources, Inc. for approximately $7.15 million, subject to customary adjustments. Second, we sold 3,000,000 shares of our common stock to Bruce D. Benson, our chairman, chief executive officer and president, for $1.10 per share, or a total of $3.3 million. Third, Benson Mineral Group, Inc. ("BMG"), a private company owned by Mr. Benson, provided $4 million in debt financing. The balance of the payment to ING was made from internally generated company funds.

         The shares purchased by Mr. Benson were issued pursuant to an agreement entered into on April 21, 2000. The closing price of our common stock on April 20, 2000 was $0.56 per share. Pursuant to that agreement, at the time the shares were purchased, Mr. Benson's employment agreement was amended to extend its term for an additional year, or until August 6, 2001, and Mr. Benson voluntarily relinquished options to purchase 4,000,000 shares of common stock that were granted pursuant to his employment agreement. The amendment also provides for a severance payment of $1 million to Mr. Benson in the event that he is terminated by the Company without cause prior to the end of the term of the agreement, a majority of the board of directors changes during the period or the Company defaults under the Agreement.

         The proceeds of the debt financing provided by BMG were paid directly to ING and ING assigned to BMG the Note, Credit Agreement and related security documents entered into in connection with the ING loan. Upon that assignment, BMG and the Company entered into an amendment to the Credit Agreement and the Note that reduces the outstanding principal balance of the Note to $4 million, forgives all interest and fees accruing prior to the date of the amendment, provides for interest on the reduced principal amount at 9% per annum and requires the Company to pay the Note in a lump sum no later than May 17, 2001. In that amendment, the Company acknowledges that the financing was provided by BMG as an accommodation and agrees to use its best efforts to refinance or otherwise prepay the Note as soon as possible. The Company intends to seek financing from a bank or other lender to pay the Note held by BMG and to provide funds for the further development of its properties. In addition, the Note may be paid from Company cash flow or the proceeds of additional property sales.

         We had previously announced a letter of intent with a lender to provide the funds necessary to settle with ING and to develop our properties. We decided not to complete that financing because the terms of the transactions described above were significantly more favorable to the Company. The lender would have required a 6% overriding royalty on all of the Company's Colorado properties, in addition to interest at 10% per annum.



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

         At March 31, 2000, the Company had a stockholders' deficit of approximately $4.55 million. If the ING settlement and related transactions had been effected as of that date, the Company would have had stockholders' equity of approximately $14.5 million. The Company estimates that the operating cash flow from the properties sold was approximately $423,000 in the quarter ended March 31, 2000 or approximately 25% of total operating cash flow for the quarter. However, the cash savings to the Company of the transactions described above, as compared to the 6% overriding royalty interest and other costs of the proposed lending arrangements previously announced, approximately offset the reduction in operating cash flow from the properties sold. In addition, with only $4 million of debt, as compared to $31.25 million under the ING loan or $12 million under the alternative proposed lending arrangement, the Company is in a much stronger financial position. The Company had been accruing interest at the rate of over $300,000 per month at the default rate on the ING loan. Interest accruals under the interim loan will be $30,000 per month.

         Neither the Company nor, to its knowledge, any affiliate, director or officer of the Company has any material relationship with HS Resources, Inc. or any of its affiliates, directors or officers, except for customary agreements relating to oil and gas properties in which the Company owns interests.

ITEM 5. OTHER EVENTS.

         See Item 2.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (b)      Pro forma financial information:

                  Unaudited pro forma consolidated balance sheet as of March 31, 2000.

                  Unaudited pro forma consolidated statements of operations for the year ended December 31, 1999 and the three months ended March 31, 2000.

                  Notes to unaudited pro forma consolidated financial statements.



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

                    U.S. Exploration, Inc. and Subsidiaries

                 Unaudited Pro Forma Consolidated Balance Sheet

                                 March 31, 2000


                                                HISTORICAL            PRO FORMA
                                              UNITED STATES          ADJUSTMENTS
                                               EXPLORATION,           INCREASE/
                                                   INC.               (DECREASE)       PRO FORMA
                                              -------------          -----------    ---------------
ASSETS
Current assets:
   Cash and cash equivalents                  $   3,295,961   D        3,300,000
                                                              E        6,977,675
                                                              F      (13,000,000)   $       573,636
   Accounts receivable                            1,633,114                               1,633,114
   Due from related parties                          73,094                                  73,094
   Inventory                                          2,080                                   2,080
   Prepaid expenses and deposits                     38,820                                  38,820
                                              -------------          -----------    ---------------
Total current assets                              5,043,069                               2,320,744

Property and equipment, at cost, net:
       Oil and gas property and
         equipment                               24,847,044   E       (7,150,000)        17,697,044

       Natural gas gathering systems                926,973                                 926,973
       Other equipment and
         leasehold improvements                     283,167                                 283,167
                                              -------------          -----------    ---------------
                                                 26,057,184                              18,907,184
Other assets:
   Land held for resale                             300,000                                 300,000
   Pipeline lease, less accumulated
     amortization of $311,546 at
     March 31, 2000                                 395,763                                 395,763
   Loan costs, less accumulated
     amortization of $134,086 at
     March 31, 2000                                 339,685   F         (339,685)                --
                                              -------------          -----------    ---------------
                                                  1,035,448                                 695,763







                                              -------------          -----------    ---------------
Total assets                                  $  32,135,701                         $    21,923,691
                                              =============          ===========    ===============


See the accompanying notes to the Unaudited Pro Forma Consolidated Financial Statements.



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

                                               HISTORICAL
                                              UNITED STATES
                                              EXPLORATION,          PRO FORMA
                                                  INC.             ADJUSTMENTS        PRO FORMA
                                             --------------      --------------    --------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                          $    3,008,143  E         (172,325)
                                                             F          380,000    $    3,215,818
   Accrued liabilities:                             200,300                               200,300
   Due related parties                                6,778                                 6,778
   Due bank under credit facility                31,250,000  F      (31,250,000)               --
   Accrued interest--credit facility              2,222,509  F       (2,222,509)               --
                                             --------------      --------------    --------------
Total current liabilities                        36,687,730                             3,422,896

Due BMG under credit facility
   (Due May 18, 2001)                                    --  F        4,000,000         4,000,000

Commitments and contingencies

Stockholders' equity:
   Preferred stock - $.01 par value:
     Authorized - 100,000,000 shares;
     issued and outstanding Series C
     Cumulative Convertible - 443,166
     shares (liquidation preference of
     $3,031,256)                                  2,658,996                             2,658,996

   Common stock - $.0001 par value:
     Authorized - 500,000,000 shares;
     issued and outstanding - 15,620,631
     shares, 18,620,631 pro forma                     1,561  D              300             1,861
   Capital in excess of par                      32,937,040  D        3,299,700        36,236,740
   Accumulated deficit                          (40,149,626)         15,752,824       (24,396,802)
                                             --------------      --------------    --------------
Total stockholders' equity (deficit)             (4,552,029)                           14,500,795
                                             --------------      --------------    --------------
Total liabilities and stockholders' equity
(deficit)                                    $   32,135,701                        $   21,923,691
                                             ==============      ==============    ==============


See the accompanying notes to the Unaudited Pro Forma Consolidated Financial Statements.



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

                    U.S. Exploration, Inc. and Subsidiaries

                      Consolidated Statement of Operations

                      For the Year Ended December 31, 1999


                                               HISTORICAL
                                              UNITED STATES
                                              EXPLORATION,          PRO FORMA
                                                  INC.             ADJUSTMENTS        PRO FORMA
                                             --------------      --------------    --------------
Revenues:
   Sale of purchased gas                     $      946,785                        $      946,785
   Sale of company produced oil
     and gas                                      7,144,849  B       (1,910,249)        5,234,600
   Contracting and operating fees                    86,082                                86,082
                                             --------------      --------------    --------------
                                                  8,177,716                             6,267,467
Costs and expenses:
   Gas acquisition costs                            518,337                               518,337
   Gathering and transmission costs                 400,031                               400,031
   Production costs--oil and gas                  2,792,146  B         (462,904)        2,329,242
   Other operating expenses                         114,787                               114,787
   Depletion, depreciation and                    3,045,436  B         (678,900)
     Amortization                                            C          (71,513)        2,295,023
   Provision for impairment of assets               400,000                               400,000
   General and administrative expenses            2,364,220                             2,364,220
                                             --------------      --------------    --------------
                                                  9,634,957                             8,421,640
Loss from operations                             (1,457,241)                           (2,154,173)

Other income (expense):
   Interest income                                   68,348                                68,348
   Interest expense                              (2,666,314) A        2,666,314
                                                             A         (360,000)         (360,000)
   Other                                                404                                   404
                                             --------------      --------------    --------------
Net income (loss)                                (4,054,803)                           (2,445,421)


Preferred stock dividends applicable
   to the period                                   (212,720)                             (212,720)
                                             --------------      --------------    --------------
Net income (loss) applicable to common
   Stockholders                              $   (4,267,523)                       $   (2,658,141)
                                             ==============      ==============    ==============
Basic and diluted income (loss) per
   Common share                              $        (0.27)                       $        (0.14)
                                             ==============      ==============    ==============
Weighted average common shares
   outstanding                                   15,591,831                            18,591,831
                                             ==============      ==============    ==============


See the accompanying notes to the Unaudited Pro Forma Consolidated Financial Statements.



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

                    U.S. Exploration, Inc. and Subsidiaries

                      Consolidated Statement of Operations

                    For the Three Months Ended March 31, 2000


                                               HISTORICAL
                                              UNITED STATES
                                              EXPLORATION,          PRO FORMA
                                                  INC.             ADJUSTMENTS        PRO FORMA
                                             --------------      --------------    --------------
Revenues:
   Sale of purchased gas                     $      275,013                        $      275,013
   Sale of company produced oil                   2,304,859  B         (540,996)        1,763,863
     and gas
   Contracting and operating fees                    20,936                                20,936
                                             --------------      --------------    --------------
                                                  2,600,808                             2,059,812
Costs and expenses:
   Gas acquisition costs                            156,324                               156,324
   Gathering and transmission costs                 100,325                               100,325
   Production costs--oil and gas                    700,567  B         (117,828)          582,739
   Other operating costs                                (41)                                  (41)
   Depletion, depreciation and
     amortization                                   711,055  B         (154,696)
                                                             C          (17,878)          538,481
   General and administrative expenses              458,387                               458,387
                                             --------------      --------------    --------------
                                                  2,126,617                             1,836,215

Earnings from operations                            474,191                               223,597

Other income (expense):
   Interest income                                   20,267                                20,267
   Interest expense                                (934,051) A          934,051
                                                             A          (90,000)          (90,000)
   Other                                            (11,875)                              (11,875)
                                             --------------      --------------    --------------
                                                   (925,659)                              (81,608)
                                             --------------      --------------    --------------
Income (loss) before extraordinary item            (451,468)                              141,989

Preferred stock dividends applicable
   to the period                                    (53,180)                              (53,180)
                                             --------------      --------------    --------------
Net income (loss) applicable to common
   stockholders before extraordinary item    $     (504,648)                       $       88,809
                                             ==============      ==============    ==============
Basic and diluted income (loss) per
   common share before extraordinary item
                                             $        (0.03)                        $         .00
                                             ==============      ==============    ==============
Weighted average common shares
   Outstanding                                   15,620,631                            18,620,631
                                             ==============      ==============    ==============


See the accompanying notes to the Unaudited Pro Forma Consolidated Financial Statements.



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

                         United States Exploration, Inc.

         Notes to Unaudited Pro Forma Consolidated Financial Statements

                                 March 31, 2000


1. GENERAL

The accompanying unaudited pro forma consolidated financial statements reflect the historical financial position and results of operations of United States Exploration, Inc. (the "Company") adjusted to give effect to a series of transactions as follows:

         o The sale by the Company of 3,000,000 shares of common stock for $3,300,000 to the Chairman, Chief Executive Officer and President of the Company.

         o The sale of certain of the Company's oil and gas properties for $7,150,000 subject to preliminary closing adjustments of $172,325. The effective date of this sale is May 1, 2000.

         o The settlement of the Company's current indebtedness under its credit facility for $13,000,000 in cash. At March 31, 2000, the Company owed $31,250,000 in principal and $2,222,509 of unpaid interest.

         o The loan from Benson Mineral Group, Inc. (BMG) of $4,000,000, which is due May 17, 2001. BMG took assignment of the original note, credit agreement and other related loan documents due under its then existing credit facility and by amendment, reduced the balance due to $4,000,000, restated the interest rate to 9% per annum and restated the maturity date to May 17, 2001. The loan from BMG is secured by substantially all of the Company's properties. The Company agreed to use its best efforts to refinance or otherwise prepay the loan from BMG as soon as possible.

The Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2000 assumes the transactions described above had been completed on that date. The Unaudited Pro Forma Consolidated Statements of Operations for the three months ended March 31, 2000 and the year ended December 31, 1999 have been prepared assuming the transactions described above had been completed at the beginning of the earliest period presented.

The pro forma adjustments are based upon available information and assumptions that management of the Company believes are reasonable. The Unaudited Pro Forma Condensed Consolidated Financial Statements do not purport to represent the financial position or results of operations which would have occurred had such transactions been consummated on the dates indicated or the Company's financial position or results of operations for any future date or period. The Unaudited Pro Forma Condensed Consolidated Financial Statements and notes thereto should be read in conjunction with the Company's historical financial statements and the notes thereto.



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

2. PRO FORMA ADJUSTMENTS

The accompanying Unaudited Pro Forma Condensed Consolidated Financial Statements reflect the following pro forma adjustments related to the transactions described above:

      A. Elimination of interest expense due under the then existing credit agreement and substitution of interest due on the loan from BMG.

      B. Elimination of revenues, oil and gas production costs and depletion, depreciation and amortization related to the oil and gas properties sold.

      C. Elimination of current period amortization of capitalized loan costs to the credit facility which was settled.

      D. Issuance of 3,000,000 shares of common stock for $3,300,000.

      E. Sale of oil and gas properties for $7,150,000 net of preliminary closing adjustments of $172,325. Proceeds have been credited to the oil and gas full cost pool.

      F. The settlement of the Company's current indebtedness under its credit facility for $13,000,000 in cash, and the loan of $4,000,000 from BMG. At March 31, 2000, the Company owed $31,250,000 in principal and $2,222,509 of unpaid interest. Estimated costs of the transaction and the write-off of the capitalized loan costs associated with the original loan have been reflected in the pro forma adjustments.

The accompanying Unaudited Pro Forma Condensed Consolidated Statements of Operations do not reflect the extraordinary gain of approximately $15,752,824 ($0.85 per share), net of previously capitalized loan costs and estimated costs relating to these transactions, resulting from the settlement of indebtedness due under the Company's then existing credit agreement. The calculation of the gain does not include interest accrued from April 1, 2000 until the settlement date of the loan.



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         (c)      Exhibits.

10.1 Agreement between ING (U.S.) Capital LLC and United States Exploration, Inc. dated April 14, 2000.*

10.2                       Bruce D. Benson Offer to Purchase Common Stock dated
                           April 21, 2000.*

10.3 Purchase and Sale Agreement dated May 18, 2000 between the Company and HS Resources, Inc.*

10.4 Closing Agreement dated as of May 18, 2000 by and among Benson Mineral Group, Inc., the Company, Producers Service Incorporated and HS Resources, Inc.*

10.5 First Amendment to Executive Employment Agreement dated May 18, 2000 between the Company and Bruce D. Benson.*

10.6 Registration Rights Agreement dated May 18, 2000 between the Company and Bruce D. Benson.*

10.7 Amendment to Credit Agreement and Note dated as of May 18, 2000 among the Company, Producers Service Incorporated and Benson Mineral Group, Inc.*

----------
* Incorporated by reference to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000.



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                                    SIGNATURE


         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                                       UNITED STATES EXPLORATION, INC.


Date: May 31, 2000                     By: /s/ F. Michael Murphy
                                          --------------------------------------
                                          F. Michael Murphy, Vice President



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